                                                                  Exhibit 10.11

AMENDED AND RESTATED TRADING AGREEMENT 658130 dated         March 1999



between

(1) "BT" - British Telecommunications plc whose registered office is at 81 Newgate Street, London, EC1A 7AJ, and whose registered number is 1800000

 and

(2) "Commerce One": -of Commerce One, Inc., a Californian corporation whose principal place of business is at 1600 Riviera Avenue, Walnut Creek, California 94596

The purpose of this Trading Agreement is to enable BT and companies in which it has a defined economic interest worldwide to order from Commerce One certain Programs and other related software and services that enable the ordering entity to subsequently provide electronic procurement and open trading partner network services or other services which from time to time may be agreed across the Internet for which the ordering entity will pay to Commerce One certain remuneration. For a period of 5 years from the Effective Date, and in consideration of the sum of one pound payable by BT to Commerce One and of BT's obligations and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), This Amended and Restated Trading Agreement shall supersede in its entirety the Trading Agreement entered into at an earlier date by the parties. Commerce One shall undertake Work in accordance with and subject to the provisions of this Trading Agreement, which comprises this front sheet and the following appended documents:

------------------------------- ----------------------------------------------------------------------------------------
Schedule Number                 Description
------------------------------- ----------------------------------------------------------------------------------------
1                               Terms and Conditions
------------------------------- ----------------------------------------------------------------------------------------
2                               Pricing (to be completed)
------------------------------- ----------------------------------------------------------------------------------------
Appendix A                      Support and Maintenance Agreement
------------------------------- ----------------------------------------------------------------------------------------
Appendix B                      Official Order Cover Sheet
------------------------------- ----------------------------------------------------------------------------------------
Appendix C                      Confidentiality Agreement
------------------------------- ----------------------------------------------------------------------------------------
Appendix D                      BT Code of Practice On the Disclosure of Customer Information
------------------------------- ----------------------------------------------------------------------------------------

SIGNED FOR AND ON                                        SIGNED FOR AND ON
BEHALF OF BT                                             BEHALF OF COMMERCE ONE

------------------------------             -------------------------------------


------------------------------             -------------------------------------
NAME                                       NAME

------------------------------             -------------------------------------
POSITION                                   POSITION



                                   SCHEDULE 1

                              TERMS AND CONDITIONS


SECTION                                            TITLE
-------                                            -----
      1                                            Definitions

    SCOPE

      2                                            General
      3                                            Description of Work
      4                                            Prices and Leadtimes
      5                                            Intellectual Property and Licenses
      6                                            Support
      7                                            Warranty

  MANAGEMENT

      8                                            Programme Management
      9                                            Trading Agreement Change Procedure
      10                                           Order Procedure
      11                                           Suspension of Work on Site
      12                                           Default for Late Delivery

      13                                           [Number not used]
      14                                           Interface with other Equipment
      15                                           Performance and Retention
      16                                           Termination



INTELLECTUAL PROPERTY

      17                                           Confidentiality
      18                                           [Number not used]
      19                                           Intellectual Property Indemnity
      20                                           Electronic Data Interchange (EDI)

GENERAL

      21                                           Ordering Entity Items
      22                                           Assignment and Subcontracting
      23                                           Mistakes in Information
      24                                           Protection of Documents and Programs
      25                                           Title and Risk
      26                                           Indemnity-General
      27                                           Limitation of Liability
      28                                           Insurance
      39                                           Recovery of Sums Due
      30                                           Payment
      31                                           Records Inspection
      32                                           Sites
      33                                           Export and Re-Export

APPENDICES:

Appendix A    Support and Maintenance Agreement
Appendix B    Official Order Cover Sheet
Appendix C    Confidentiality Agreement
Appendix D    BT Code of Practice On the Disclosure of Customer Information

1     DEFINITIONS

      1.1 "Acceptance" shall mean written acknowledgment by the Ordering Entity which shall include by electronic mail, that the Work, or part of it, has been completed in accordance with any Order. "Accept" and "Accepted" in the context of "Acceptance" shall be construed accordingly.

      1.2 "Acceptance Test" shall mean any formal testing agreed between the Parties and set out in any Order to determine if the Work commissioned under such Order satisfies the criteria for Acceptance for such Work by the Ordering Entity.

      1.3     "Agreement" shall mean the Trading Agreement.

      1.4 "Alliance" shall mean BT, and any legal entity in which British Telecommunications plc, from time to time has or will have an economic interest of 20% or more. BT to provide list of such entities as of date of execution of this agreement and at the reasonable request of Commerce One.

      1.5 "BT" shall mean British Telecommunications plc of 81 Newgate Street, London, EC1A 7AJ, and whose registered number is 1800000.

      1.6 "Foreground Information" shall mean the product of Work, including related documentation, resulting from a Special Commissioning Order. This does not include Programs, Program Documentation or Background Information. The Foreground Information so developed shall be either owned by Commerce One ("Commerce One Foreground Information") or by the Ordering Entity ("Ordering Entity Foreground Information"). The allocation of the Foreground Information shall be made according to the terms of this Agreement agreed by the Ordering Entity and Commerce One in the Commissioning Order. For the avoidance of doubt, work performed by Commerce One related to the implementation of software sold under this Trading Agreement shall not be considered Foreground Information unless specifically agreed to by Commerce One in any Commissioning Order.

      1.7     "Trading Agreement" shall mean this Trading Agreement.

      1.8 "Indirect Taxes" shall mean any sales, use, excise, value added taxes (VAT), goods and services tax (GST) or similar tax, but not any property tax, imposed by the law of any locality, state, national, supra-national or equivalent government but, unless stated specifically otherwise, shall not include any income or other taxes in lieu of income tax.

      1.9 "Background Information" shall mean information, whether written or oral, including but not limited to design information, documentation, specifications, reports, data, notes, drawings, models, patterns, samples, computer outputs, designs, circuit diagrams, inventions and know-how, whether patentable or not existing as of the Effective Date of each applicable Order. For the avoidance of doubt, this does not include Programs, Documentation or Foreground Information. Background Information shall be the property of either Commerce One ("Commerce One Background Information") or the Ordering Entity ("Ordering Entity Background Information"), and shall be supplied by either party to the other subject to licensing under the terms of this Agreement and/or any commissioning Order, with such alterations as may be agreed by the parties in writing.

      1.10 "Intellectual Property Right" shall mean any patent, petty patent, registered design, copyright, design right, semiconductor topography right, know-how, trade mark, service mark or any similar right, registered or not, exercisable in any part of the world and shall include any applications for the registration of rights in connection therewith in any part of the world.

      1.11 "Network" shall mean all exchange equipment, bandwidth, transmission equipment, network terminating equipment, line plant, power plant and ancillary equipment, computing and data communications equipment, owned or operated by the Ordering Entity.

      1.12 "Order" shall mean a written order placed by an Ordering Entity for Work (including Special Commissioning Orders). Any Order shall consist of an Official Order Cover Sheet (an example of which is appended in Appendix B and documents and appendices referred to therein.

      1.13 "Ordering Entity" shall mean the relevant Alliance entity that is placing or has placed an Order under the Trading Agreement.

      1.14 "Ordering Entity Items" shall mean all items provided by the Ordering Entity to Commerce One in connection with an Order.

      1.15 "Order Price" shall mean the total sum of License Fees, Support and Maintenance and other consulting service Fees and other remuneration payable to Commerce One by the Ordering Entity for Work to be performed under any Order as stated in the relevant Order.

      1.16 "Site" shall mean the actual place at which Work shall be delivered and/or installed by Commerce One.

      1.17 "Programs" shall mean the object code version of the computer programs, owned or distributed by Commerce One, for which BT and or the Ordering Entity is granted a license pursuant to this Agreement . Programs shall refer solely to those items identified as such in the Order together with Maintenance Releases as defined in and provided pursuant to the Support and Maintenance Agreement together with the Documentation. For the avoidance of doubt, Programs does not include any Foreground Information or Background Information.

      1.18 "Subcontractor" shall mean any person, partnership or corporation with whom Commerce One places a contract and/or an order for the supply of any equipment, item, service or for any Work, and "subcontract" shall be construed accordingly.

      1.19 "Special Commissioning Order" shall mean a written order placed by an Ordering Entity that commissions Foreground Information.

      1.20 "End User" means the party to whom an End User License Agreement is granted by the Ordering Entity.

      1.21 "Program Documentation" means such material, owned or distributed by Commerce One, furnished by Commerce One in conjunction with the Programs, including instructions and user guides [, as set out in Appendix B of this Agreement].

      1.22 "Commerce One Licensee" means the Ordering Entity, or any third party who is licensed by Commerce One or the Ordering Entity under the terms of the sub-license to use the Programs, Documentation, Commerce One Foreground Information, Commerce One Background Information or other Commerce One products.

      1.23 License Fees" means sums stated in the Order Price related to licensing under this Trading Agreement and payable by the Ordering Entity to Commerce One according to the order between Commerce One and the Ordering Entity.

      1.24 "Opportunities" means opportunities, as identified by Commerce One and the Alliance (or part thereof) together, to sell Commerce One products and services including, without limitation, the Programs and Documentation.

      1.25 "Support and Maintenance Agreement" means the Support and Maintenance Agreement to be executed by Commerce One and the Ordering Entity and as set out in Appendix C of this Agreement.

      1.26 "Support and Maintenance Fees" means those fees payable by the Ordering Entity pursuant to the Support and Maintenance Agreement and as stated in any Order Price.

      1.27 "Work" shall mean all deliverables supplied, and all installation, Acceptance and support services, including but not limited to training and development set out in any specific Order.

      1.28 References to the plural of any definition shall be deemed to include the singular and vice-versa.

      1.29 "Contract Personnel" shall mean Commerce One's employees, subcontractors and agents (and their employees, subcontractors and agents) engaged in the performance of the Contract.

2.    GENERAL

      2.1 If any aspect of the Trading Agreement is found to be invalid, illegal or unenforceable this shall not affect the validity of any part of the Trading Agreement. In such case Trading Agreement shall be construed and enforced as if it did not contain such provision. The parties shall negotiate in good faith to modify and, or replace such provision with one that is valid and legally enforceable. If the parties cannot reach agreement on a new provision which places the parties in a position similar to the commercial position which would have prevailed prior to the modification or replacement being required, either party may, in its sole discretion, withdraw from the Agreement.

      2.2 The headings to the Trading Agreement provisions are for reference only and shall not affect their interpretation.

      2.3 No delay, neglect or forbearance by either party in enforcing any provision of the Trading Agreement shall be deemed to be a waiver of or in any way prejudice any rights of that party.

      2.4 No waiver by either party shall be effective unless made in writing or constitute a waiver of rights in relation to any subsequent breach of the Trading Agreement.

      2.5 The Trading Agreement and those terms explicitly included in any Order and referenced on the Official Order cover sheet thereto govern the relationship between the parties in relation to the subject matter of this Agreement to the exclusion of any other terms and conditions, unless such other terms are agreed in writing between BT and Commerce One. Should any conflict exist between the terms of the Trading Agreement and an Order then the precedence provisions of Section 3.4 of this Agreement shall apply.

      2.6 The Trading Agreement is governed by English law and the parties hereby submit to the jurisdiction of the English Courts. The parties hereto agree that the Convention on International Sale of Goods shall not apply to this Agreement.

      2.7 Other than as set out herein, neither party shall, nor in any way represent itself as, an agent of the other and shall have no authority to enter into any obligation on behalf of the other or to bind the other in any way.

      2.8.1 Notices required under the Trading Agreement to be given in writing shall be delivered by hand or by post or by facsimile transmission. Notices shall be deemed to be given upon receipt except that notices sent by pre-paid recorded delivery post in a correctly addressed envelope shall be deemed to be given within 48 hours (excluding Sundays and public holidays) of posting, and notices sent by facsimile transmission shall be deemed to be given upon transmission.

      2.8.2 Notices are to be given to BT and/or the Ordering Entity (where appropriate). Where notices are to be given to BT they shall be sent to the address below. Where notices are to be given to the Ordering Entity they shall be sent to the contact point outlined in the Order.

              BT Contact Point:

              Name: Stephen Russell
              Address: ppB113 North Star House, North Star Avenue, Swindon,
                       Wiltshire
              Telephone: 01793 547970
              Facsimile: 01793 547158
              Internet : stephen.m.russell@bt.com

              Commerce One Contact Point:

              Name: Robert M. Tarkoff, Esq.
              Address: 1600 Riviera Ave., Walnut Creek, CA   94596
              Telephone: (925) 941-2000
              Facsimile: (925) 941-4555
              Internet: ROB.TARKOFF@COMMERCEONE.COM

      2.8.3 Notices to Commerce One shall be given at the address set out above.

      2.9 Without prejudice to any prior obligations of confidentiality it may have, either party shall ensure that no publicity relating to the Trading Agreement or any Order shall take place without the prior written agreement of either BT or C1 (for the Agreement) or the appropriate Ordering Entity (for any Order), which consent shall not be unreasonably withheld.[this change makes the agreement consistent with the Confidentiality Section - otherwise these provisions are in conflict].


      2.10 The provisions of the following Sections of the Trading Agreement set out below and any Sections relating thereto set out in any Order shall survive the termination or expiry of the Trading Agreement and/or any Order:

              Section 5 - Intellectual Property and Licenses
              Section 7.3 - Year 2000 Warranty
              Section 17 - Confidentiality
              Section 19 - Intellectual Property Indemnity
              Section 26 - Indemnity - General
              Section 27 - Limitation of Liability

      2.11 Neither party shall be liable to the other for its failure or delay in the performance of a required obligation if such failure or delay is caused by strike, riot, fire, flood, natural disaster or other similar cause beyond either party's control provided, however, that either party gives prompt written notice of such condition and resumes the performance of its obligations as soon as possible.


3.    DESCRIPTION OF WORK

      3.1 Commerce One shall accept and fulfill all Orders placed in accordance with the Trading Agreement where such Orders are for the supply of Programs, products and services listed in Schedule 2 (Pricing), provided that Commerce One agrees and that it is commercially reasonable for Commerce One to do so.

      3.2 Commerce One shall accept Special Commissioning Orders (as provided for under Section 5) where Commerce One has submitted a valid quotation approved by an authorized signatory of Commerce One.

      3.3 The Work shall accord with any specifications agreed by both parties and referred to in the Order accepted by Commerce One from the Ordering Entity. Commerce One shall provide reasonable assistance necessary to carry out the installation, commissioning and testing.

      3.4 The Work shall be performed in accordance with the Trading Agreement and with the provisions of such Order(s) that an Ordering Entity in its sole discretion may place in accordance with the Condition headed "Order Procedure" of this Schedule 1. Should the terms and conditions of any Order conflict with or vary from those of the Trading Agreement then the Trading Agreement shall take precedence; however variations that are clearly and explicitly set out or referenced in the Variation to Trading Agreement section of the Official Order Cover Sheet shall take overall precedence over the terms set forth in this Trading Agreement.

      3.5 The Trading Agreement is not in itself an order for Work and no Ordering Entity shall be under any obligation to order Work. It is a framework agreement against which the Ordering Entity may order Work. Notwithstanding the foregoing, any Ordering Entity shall cooperate with Commerce One in the provision of information, hardware, software or other materials or resources, at no charge to Commerce One, as more fully set out in each Order.

      3.6 Neither BT nor any other member of the Alliance shall be liable for, or in relation to, any Order not placed by it. Further, neither BT, nor any other Ordering Entity shall be liable for any act or omission of any other Ordering Entity whether in relation to the Trading Agreement, any Order or otherwise. Any Ordering Entities placing orders under the Trading Agreement are separately and individually liable for anything pertaining to any such Order. Notwithstanding the foregoing, Commerce One's performance (as described in Section 15) shall be dependent upon the timely and accurate receipt of such cooperation by the Ordering Entity.

      3.7 No breach by any Ordering Entity other than BT in relation to any Order shall affect the validity or continuation of this Trading Agreement.

4.    PRICES AND LEADTIMES

      4.1 Commerce One agrees that the prices of Work payable by any Ordering
Entity:

           (a) shall be no less favourable than those payable within the prior six (6) months period of time by any other Ordering Entity or by any third party for similar supplies; and

           (b) without prejudice to sub-paragraph (a) above, shall, where reductions in such prices in relation to any individual Ordering Entity are volume sensitive, be determined as though the volumes of similar supplies committed to every other Ordering Entity had been aggregated with such individual commitment.

           (c) For the avoidance of doubt, if Commerce One offers Work at a lower price than that offered to an Ordering Entity within six
               (6) months following the Order, then Commerce One shall be obligated to offer the Ordering Entity the more favourable price on a going-forward basis.

      4.2 Commerce One shall if requested by the Ordering Entity determine whether lead times can be improved to meet specific project timescales and advise the Ordering Entity if this can be achieved and whether there are any additional costs which would require a change order to be implemented to achieve such improved lead time.

      4.3 Commerce One shall acknowledge receipt of an Order in writing within one business day from receipt.


5.       INTELLECTUAL PROPERTY AND LICENSES

      5.1 Intellectual Property Rights in the Programs and Documentation belong to Commerce One or its licensors. The Ordering Entity shall ensure that all copyright notices and trade marks of Commerce One and/or its licensors are retained in all copies of the Programs, Documentation possessed by the Ordering Entity and shall be included on any Programs and Documentation sub-licensed to End Users.

      5.2 Upon delivery of Work by Commerce One under an Order from an Ordering Entity, Commerce One hereby grants the Ordering Entity a worldwide (subject to such Variations to Trading Agreement as are prominently set forth on the Official Order Cover Sheet of the Order), perpetual, transferable (provided that such transferee is a member of the Alliance) licence, subject to payment of the licence fees set out in any Order, to:

              5.2.1 Use the Programs and Documentation for the Ordering Entity's own internal business purposes. The Ordering Entity may make a reasonable number of copies of the Programs and/or Documentation to the extent required for internal training and processes, and

              5.2.2 Where the Official Order Cover Sheet specifies a Commercial Service License to use the Programs and Documentation in order to offer commercial service to End Users pursuant to this Agreement. The Ordering Entity may make copies of the Programs and/or Documentation to the extent required for internal training and processes and as far as is necessary in order to exercise its right to sub-license the Programs and Documentation to End Users under Section 5.2.3., and

              5.2.3 Sub-license those elements of the Programs listed in the Order as sublicensable and relevant Program Documentation as listed in the Order to End Users.

      5.3 The Ordering Entity shall not use the Programs or Documentation for any purpose other than as specified in this Section 5 and shall not sell or otherwise make available the Programs or Documentation nor any information relating thereto to third parties who are not End Users.

      5.4 The Ordering Entity shall not undertake or permit the modification, reverse engineering, disassembly or decompilation of the Programs except to the extent permitted at law.
              Notwithstanding the foregoing, the Ordering Entity shall notify Commerce One prior to undertaking any reverse engineering so as to give Commerce One the opportunity to provide the required information to the Ordering Entity.

      5.5 The Ordering Entity agrees that it shall make each End User aware that the Documentation and Programs, are Confidential Information of Commerce One and/or its licensors, and may not be disclosed to any third party unless so required by law or with the prior written consent of Commerce One.

      5.6 All Ordering Entity Background Information and any copies thereof and all Intellectual Property Rights therein shall remain the property of the Ordering Entity. Commerce One shall return the Ordering Entity Background Information to the relevant Ordering Entity upon expiry or termination of the Trading Agreement or relevant Order, or earlier upon request by the Ordering Entity.

      5.7 Except as expressly set out in the Trading Agreement or any Order no assignment of or license under any Intellectual Property Right owned or controlled by the Ordering Entity is granted by the Trading Agreement or by any Order.

      5.8 From time to time an Ordering Entity may commission Foreground Information from Commerce One via a Special Commisssioning Order. Commerce One hereby grants to the Ordering Entity a perpetual (subject to such limitations as are expressly set out in the Variation to Trading Agreement section on the Official Order Cover Sheet), transferable (only to members of the Alliance) licence to use copy and sublicense the Foreground information for its business purposes. This licence may be subject to the payment of license fees and or royalties to Commerce One as expressly set out in the Special Commissioning Order. For the avoidance of doubt, Commerce One shall own all Foreground information unless otherwise set forth in any Special Commissioning Order.

              In addition Commerce One undertakes that for a period of one year from the date of Acceptance of the relevant Foreground Information (or such other period as to be stated in the Special Commissioning Order) save for a non exclusive license to BT as set out in
              Section 5.9 Commerce One will not whether by itself or on its behalf sell lease hire distribute disclose or license (nor offer to sell lease hire distribute disclose or license):


              (a)    any of the Foreground Information; or

              (b) any equipment or software incorporating any of the Foreground Information; or

              (c) Any equipment or software incorporating any of the features or functionality specified in the Special Commissioning Order or any equivalent features or functionality.

      5.9 Commerce One undertakes to grant to BT on request a non-exclusive license on the same terms as the Programs licensed in this Trading Agreement in respect of any Foreground Information developed by Commerce One under any Special Commissioning Order for any Ordering Entity () on the terms and conditions as set out in the Special Commissioning Order or the applicable Order.

6     SUPPORT

      6.1 The obligations of Commerce One to provide support for the Programs are set out in Appendix A, the Support and Maintenance Agreement. As part of any Order, the Ordering Entity may execute a Support and Maintenance Agreement with Commerce One in the form set out in Appendix A to this Agreement. Commerce One may not refuse to enter into such an Agreement if requested subject to agreement of the price on reasonable terms to be negotiated by the parties.

      6.2 Commerce One shall provide bug fixing services for Foreground Information commissioned under a Special Commissioning Order under similar terms and for the Support and Maintenance Fees set out in the relevant Order.

7     WARRANTY

      7.1 Commerce One warrants that for a period of 12 months following Acceptance of any particular Work under the terms of any relevant Order that (i) the Programs, Documentation and Foreground Information, if applicable, will conform with their published specifications as may be set out in any relevant Order, and (ii) the physical media on which the Programs, Documentation and Foreground Information is furnished will be free of defect under normal use.

      7.2 Commerce One warrants that it has the right and power to grant the Ordering Entity the licenses granted to it under the Trading Agreement and under any Order.

      7.3 Commerce One warrants that those parts of the Programs and Documentation created by Commerce One (not including third party software licensed to Commerce One and identified in writing on any Order cover sheet) and Foreground Information under this Agreement are fully compatible (without modification, loss of performance, loss of use, or work or expense on the part of the licensee Ordering Entity) with changes to inputs, outputs, data or other information in relation to dates arising in the year 2000 and beyond (not including loss of performance due to other software, hardware, software operating systems or firmware owned by BT or licensed to BT by parties other than Commerce One and (b) on the date of delivery free from:(i) all "viruses" that could have been detected (at the date of dispatch, or if appropriate, immediately before installation by Commerce One) by using the latest commercially available virus detection software and (ii) all forms of "electronic repossession" except where required by the Ordering Entity or as specified in its defined functionality and "logic bombs" (which expressions shall have meanings as they are generally understood within the computing industry).

      7.4 Any remedy for breach of the warranties set forth in this Section 7 shall be limited to commercially reasonable efforts to repair or replace by Commerce One within the timescales detailed in the Support and Maintenance agreement appended in Appendix A.

8.    TRADING AGREEMENT REVIEW - PROGRAMME MANAGEMENT

      8.1     Commerce One Programme Management:

              Commerce One (and BT) shall provide a (full-time dedicated) programme manager to act as prime interface with BT, for the management of the Trading Agreement. The programme manager shall receive all queries/correspondences from the Ordering Entity or BT and shall be responsible for initiating work activities, co-ordinating all such activity, controlling, monitoring and progressing the Work to an acceptable conclusion including the arrangement of review meetings. The programme manager shall be responsible for providing BT and Ordering Entity with such reports as may be required from time to time.



      8.2 The scope and frequency of programme and Trading Agreement review meetings shall be as required by BT from time to time.

      8.3 Commerce One shall provide monthly (or with such other periodicity as BT shall from time to time require) reports detailing all Orders placed to date, including cumulative sums, and a review of Trading Agreement Performance Requirements. If required by BT, Commerce One shall provide documentary evidence to validate and support the information provided in such reports.

      8.4 Commerce One shall meet with BT quarterly to discuss and review Commerce One's current and future product development plans with the aim of providing the Ordering Entity with early access to technological developments and an opportunity to influence those plans, provided, that Commerce One shall not be required to disclose certain proprietary information at its sole reasonable discretion. BT to be invited to Commerce One Commerce Council.

      8.5 Commerce One's programme manager shall, if requested by an Ordering Entity, hold Order review meetings and/or provide progress reports in relation to the Ordering Entity Orders. The scope and frequency of such Order reviews and progress reports shall be as determined by the Ordering Entity.


9.    TRADING AGREEMENT CHANGE PROCEDURE

      9.1 Any change, including timescales to the Trading Agreement or any Order thereunder shall not be effective unless agreed by Commerce One and BT ( for the Trading Agreement) and the Ordering Entity (for any Order) in writing. Any change, including timescales, to an Order shall not be effective unless agreed by the Ordering Entity and Commerce One in writing. Any agreed changes in costs arising from such variation shall be added to, or deducted from, the relevant Trading Agreement/Order Price or the prices for the relevant portion of the Work.


10.   ORDER PROCEDURE

      10.1 All Work to be performed by Commerce One in relation to Trading Agreement shall be undertaken on the basis of a properly authorized Order.

      10.2 All Orders shall be sent to Commerce One at Commerce One's location as set our in this Agreement and as amended from time to time.

      10.3 Without limitation, the Order shall include and clearly state the following:

                         (i)       name of the Ordering Entity;

                         (ii) Trading Agreement number (where possible); order number;
                         (iii)     Quotation reference Number
                         (iv)      Work requested
                         (v)       Site or delivery address;
                         (vi)      timescales;
                         (vii)     Ordering Entity's point of contact;
                         (viii)    billing address;
                         (ix)      price, invoicing procedure and currency.
                         (x)       Authorized Signature of Ordering Entity
                         (xi)      Variations to the Trading Agreement

              Any variations to the Trading Agreement as mentioned in Section
              10.3 (xi) shall be governed by the precedence terms detailed in
              Section 3.4.


11.   SUSPENSION OF WORK ON SITE

      11.1 The Ordering Entity shall have the right to suspend the Work at any time for a maximum period of 30 days (or for such other period as may be agreed in writing by the parties) and will pay to Commerce One all reasonable, unavoidable, resulting expenses incurred by Commerce One (other than those arising from Commerce One's own default) provided that:

              11.1.1 no payment shall be made for any period of suspension, prevention or delay less than ten consecutive working days; and

              11.1.2 Commerce One has within 10 working days after the event giving rise to the claim, given notice in writing to the Ordering Entity of its intention to make such a claim;

              11.1.3 Commerce One makes such claim giving details of each item claimed and the reason for such cost within 30 days after performance of the Work is resumed; and

              11.1.4 the Ordering Entity shall not suspend Work under the terms of this Section more than once in relation to any particular Order.


12.   DEFAULT FOR LATE DELIVERY

      12.1 Subject to Section 2.11, if Commerce One does not deliver, install, or complete any Work by the date specified in the Order, or such other date mutually agreed in writing. Commerce One shall be in breach of the Trading Agreement and shall pay to the Ordering Entity if requested an amount of liquidated damages in respect of such delay at 1.5% for each week of delay, up to 10% of the price of the Work in delay. Payment of these liquidated damages shall be in lieu of all liability for any and all extra costs, losses or expenses, claims, penalties and any other damages whether special or consequential and of whatsoever nature incurred by the Ordering Entity which are occasioned by such delay in delivery. These liquidated damages do not constitute a penalty and the parties, having bargained in good faith for such specific damages, are estopped from contesting the validity or enforceability of such damages. Notwithstanding the foregoing, Commerce One shall not be considered in breach of this Trading Agreement if the failure to complete the Work shall be the result of the failure of BT or any other Alliance member to fulfill their obligations set forth in this Trading Agreement or in any applicable Order.

      12.2 The Ordering Entity may, at its option, at any time deduct any amount of liquidated damages then due from Commerce One to the Ordering Entity from any sums then due from the Ordering Entity to Commerce One and any not so deducted may be recovered by the Ordering Entity from Commerce One as a debt.

      12.3 Payment of, or the Ordering Entity's right to, liquidated damages under this Condition shall not affect any of the Ordering Entity's or BT's rights under the Condition headed "Termination" provided Commerce One has received notification in writing within 7 days of such claim.

13.   [NUMBER NOT USED]

14.   INTERFACE WITH OTHER EQUIPMENT

      14.1 Commerce One shall be responsible for the successful inter working of Work in or with the Ordering Entity Network specified by the Ordering Entity, existing at the time of Acceptance of the Work.

      14.2 Commerce One shall supply such information, as the Ordering Entity may reasonably require, to enable the Ordering Entity to interface the Work with such other equipment and systems as may form part of the Ordering Entity Network or the network of any other public or private telecommunications operator.

      14.3 Such information as required under Sections 14.1 and 14.2 shall be supplied at no charge to the Ordering Entity, provided that Commerce One have been provided with all the necessary information at the time of commissioning Order and Commerce One have accepted such Order without identifying and requesting additional costs for such work


15.   PERFORMANCE AND RETENTION

      15.1    Performance

              15.1.1 Commerce One's performance of the Work shall be measured by comparing Commerce One's actual achieved performance against any standard specified and agreed by Commerce One and the Ordering Entity in any Order (an "Order Standard").

              15.1.2 BT reserves the right to negotiate and include additional Order Standards as and when required pursuant to the Trading Agreement Change Procedure, provided BT provides Commerce One with reasonable notice of such additional Order Standards and Commerce One agrees to such standards.

      15.2    Payment Retention

              15.2.1 If Commerce One's actual achieved performance shall fail to meet any relevant Order Standard in any month then BT shall have the right to retain a maximum of 10% of the total sum otherwise due to Commerce One for each Order Standard not met;

              15.2.2 Any sums to be retained under Condition 16.2.1 shall be deducted from the most recent invoice then due or to become due for payment by the Ordering Entity to Commerce One under the Trading Agreement.

              15.2.3 All sums retained in respect of Commerce One's failure to achieve any Order Standard shall be released, in addition to all other amounts owed to Commerce One under the Order, to Commerce One following the first month there after in which Commerce One's achieved performance has subsequently met or exceeds that Order Standard.

              15.2.4 In any event the Ordering Entity shall not pay any invoice unless the Order Standard statistics have been submitted by Commerce One within 7 days of the relevant invoice date.

      15.3 The rights of the Ordering Entity or BT under this Condition are without prejudice to any other rights or remedies under the Trading Agreement.

      15.4 Delivery and Acceptance. Upon delivery of Work performed by Commerce One to the Ordering Entity by Commerce One, the Order Entity shall evaluate the Work for conformity with the specifications set forth in the Order. Within thirty (30) working days after delivery of the Work, the Ordering Entity shall provide Commerce One with written acceptance thereof ("Acceptance"), or a statement of defects to be corrected. If not accepted, Commerce One shall have thirty (30) working days to correct such defects and return the Work to the Ordering Entity for retesting, review and reevaluation. The foregoing process shall be continued until the Work is accepted by the Ordering Entity, until the parties agree to terminate their Order under Section 17, or until the parties agree on another method to resolve the failure.


16.   TERMINATION

      16.1 Notwithstanding the provisions of Section 16.2 if either Commerce One or BT commits a material or persistent breach of this Agreement or an Order placed by BT and in the case of such a breach which is capable of remedy, fails to remedy the breach within thirty (30) working days (or such longer period as BT or Commerce One may agree in writing) of written notice from BT or Commerce One, as applicable, then, without prejudice to any other rights or remedies Commerce One or BT may have, the non-breaching party shall have the right at any time after such 30 day notice period to terminate the Agreement forthwith as a whole and/or performed under an Order placed by BT, and BT or Commerce One, as applicable, to terminate Orders placed by BT forthwith as a whole or (at BT's or Commerce One's option, as applicable) in respect of any part of the Work, performed or to be performed under the Order placed by BT, and to claim for all resulting losses and expenses (including, without limitation, the cost of completing the Work, or having the Work completed by another Contractor, to a similar standard).

      16.2 Without prejudice to other rights or remedies it may have, either Commerce One or BT shall have the right at any time to terminate the Agreement forthwith, and to cancel Orders placed by BT forthwith, and to claim for all resulting losses and expenses (including, without limitation, the cost of completing the Work or having the Work completed by another Contractor to a similar standard) if:

              16.2.1 Commerce One or BT shall become insolvent or cease to trade or compound with its creditors; or

              16.2.2 a bankruptcy petition or order is presented or made against Commerce One or BT; -; or if a trustee in sequestration is appointed in respect of the assets of Commerce One

              16.2.3 a receiver or an administrator receiver is appointed in respect of any of Commerce One's or BT's assets, as applicable; or

              16.2.4 a petition for an administration order is presented or such an order is made in relation to Commerce One or BT, as applicable; or

              16.2.5 a resolution or petition or order to wind up Commerce One or BT is passed or presented or made or a liquidator is appointed in respect of Commerce One or BT (otherwise than for reconstruction or amalgamation); or.

              16.2.6 The management, ownership or control of Commerce One is materially changed to the detriment of BT as may determine upon the exercise of its reasonable judgment.

      16.3 Notwithstanding the provisions of Section 16.4 if either Commerce One or an Ordering Entity commits a material or persistent breach of an Order and in the case of such a breach which is capable of remedy, fails to remedy the breach within thirty (30) working days (or such longer period as the Ordering Entity or Commerce One may agree in writing) of written notice from the Ordering Entity or Commerce One, as applicable, then, without prejudice to any other rights or remedies Commerce One or the Ordering Entity may have, the non-breaching party shall have the right at any time after such 30 day notice period to terminate the Order forthwith as a whole or (at the non-breaching parties' option) in respect of any part of the Work, performed or to be performed under the Order, and to claim for all resulting losses and expenses (including, without limitation, the cost of completing the Work, or having the Work completed by another Contractor, to a similar standard).

      16.4 Without prejudice to other rights or remedies it may have, either Commerce One or an Ordering Entity shall have the right to cancel Orders forthwith, and to claim for all resulting losses and expenses (including, without limitation, the cost of completing the Work or having the Work completed by another Contractor to a similar standard) if:

              16.4.1 Commerce One or the Ordering Entity shall become insolvent or cease to trade or compound with its creditors; or

              16.4.2 a bankruptcy petition or order is presented or made against Commerce One or the Ordering Entity; - or if a trustee in sequestration is appointed in respect of the assets of Commerce One

              16.4.3 a receiver or an administrator receiver is appointed in respect of any of Commerce One's or the Ordering Entity's assets, as applicable; or

              16.4.4 a petition for an administration order is presented or such an order is made in relation to Commerce One or the Ordering Entity, as applicable; or

              16.4.5 a resolution or petition or order to wind up Commerce One or the Ordering Entity is passed or presented or made or a liquidator is appointed in respect of Commerce One or the Ordering Entity (otherwise than for reconstruction or amalgamation);

      16.5 The Ordering Entity may at any time, without prejudice to any other rights and remedies it may have, terminate Orders forthwith on forty five (45) days written notice. Where the Ordering Entity terminates Orders under this Condition and does not have any other right to terminate as set forth above, the Ordering Entity shall pay Commerce One such amounts as may be necessary to cover its reasonable costs and outstanding and unavoidable commitments necessarily incurred solely in performing the Orders in relation to the Work ordered by the Ordering Entity before the date of termination and for which payment has not at that date become due from the Ordering Entity ("the Applicable Work"). However, the Ordering Entity shall not pay for any such costs or commitments that the Commerce One is able to mitigate and shall only pay costs and commitments that the Ordering Entity has validated to its satisfaction. For the avoidance of doubt, resource commitments made by Commerce One to fulfill Orders shall count as compensable expenses provided that Commerce One can document to the reasonable satisfaction of the Ordering Entity such resource commitment expenses.

              Notwithstanding the above, the Ordering Entity's total liability under this Section 16.5 shall not in any circumstances exceed the price that would have been payable by the Ordering Entity for the Applicable Work if the Order had not been terminated (which price shall include the costs of such resource commitments referenced above). Apart from any payments to be made as set out in this
              Section 16.5, and subject to Section 16.6, the Ordering Entity shall have no liability to make any payments to Commerce One in relation to the Order following its termination by the Ordering Entity in accordance with its rights referred to above.

      16.6 In the event that the Agreement or an Order is terminated for any reason whatsoever, any rights and obligations of any party hereto which may have accrued prior to the date of such termination shall not be affected. Furthermore, Commerce One shall complete all other Orders existing at the time of termination of the Agreement, including all support obligations as if the Agreement had not been terminated.

      16.7 Termination of the Agreement or Order shall be without prejudice to any provision intended to operate thereafter.


17.      CONFIDENTIALITY

      17.1 Subject to the Condition headed `Intellectual Property", either party receiving Information ("the Recipient") from the other shall not without the other's prior written consent use such Information except for Contract purposes or disclose such Information to any person other than BT people or Contract Personnel who have a need to know. The Recipient shall return documentation containing such Information to the other party when no longer required for such purposes.

      17.2. Section 17.1 shall not apply to Information that is:

              a)     published except by a breach of the Contract; or
              b) lawfully known to the Recipient at the time of disclosure and is not subject to any obligations of confidentiality; or
              c) lawfully disclosed to the Recipient by a third party without any obligations of confidentiality; or
              d) replicated by development independently carried out by or for the Recipient by an employee or other person without access to or knowledge of the Information.

      17.3. Neither Commerce One or BT shall publicise the Agreement or any Order without the other's prior written consent and shall ensure that any subcontractor is bound by similar confidentiality terms to those in this Condition.

      17.4. Without prejudice to any prior obligations of confidentiality it may have, where Commerce One or Contract Personnel have access to BT's computer systems or to Information relating to BT's customers or subject to the Data Protection Acts 1984/1998 ("DPA"), Commerce One shall:

              a) comply (and ensure that all relevant Contract Personnel comply) with all relevant provisions of any BT Codes of Practice (mutatis mutandis) appended to the Contract or notified to Commerce One from time to time, the Computer Misuse Act 1990 and the DPA; and

              b) ensure all such Contract Personnel first sign and deliver to BT a confidentiality agreement in the form appended to the Agreement in Appendix D, or in such form as BT shall reasonably require; and

              c) ensure such Information is not disclosed to or accessed by Contract Personnel not directly employed by Commerce One without BT's prior written consent; and

              d) keep (and ensure all relevant Contract Personnel keep) such Information secure, act only on BT's instructions with respect to it, and comply with such further reasonable requirements from time to time of BT for the security of it; and

              e) not export such Information outside the European Union without BT's prior written consent; and

              f) allow (and ensure that all relevant Contract Personnel allow) BT or its authorised representatives such access to premises, systems and records containing such Information as is reasonably necessary to assess Commerce One's compliance with this Condition.

[18.     NUMBER NOT USED]

19.      INTELLECTUAL PROPERTY INDEMNITY

      19.1 Commerce One shall fully indemnify the Ordering Entity against all actions, claims, proceedings, damages, costs, and expenses arising from any infringement or alleged infringement of any patent, copyright or trade secret arising from the use by the Ordering Entity of the Programs, the Program Documentation or other Information supplied by Commerce One pursuant to this Agreement. Notwithstanding the foregoing, Commerce One shall have no obligation to indemnify under this Section 19 if such infringement claim results from corrections/modifications not provided by Commerce One, failure to install updates, combinations of the Programs software with any software not provided by Commerce One, or specific customization of the Program software at the request of BT (which shall be defined as the addition or inclusion of any specific functionality requested by BT) or any Alliance members.

      19.2 BT and/or the Ordering Entity shall notify Commerce One, and Commerce One shall notify BT, promptly in writing of any infringement or alleged infringement referred to in Section 19.1.

      19.3 In the event of any such infringement or alleged infringement as set out in Section 19.1, Commerce One shall at its own expense and, provided Commerce One exercises reasonable judgement, its own option:

              19.3.1 Substitute a substantially equivalent non-infringing product allowing the Ordering Entity unrestricted use of the infringing Programs or Documentation, and to exercise its other rights granted it under the trading Agreement and relevant Order in respect of such Programs or Documentation; or

              19.3.2 Modify or replace the Programs or Documentation , so as to meet the existing functional specification and avoid the claim of infringement and any injunction or court order; or

              19.3.3 Negotiate for settlement of or defend the claim, and hold the Ordering Entity harmless from any judgement, order or settlement. Commerce One shall endeavour to conduct such negotiations and litigation in a timely manner, provided that Commerce One shall have sole central of the defense, including settlement.

              Unless otherwise agreed in writing Commerce One shall conduct all negotiations and litigation in relation to any such infringement or alleged infringement and be responsible for all costs and expenses incurred. The Ordering Entity shall afford all reasonable assistance in contesting such allegations but if Commerce One fails to conduct such negotiations or litigation within a reasonable time, the Ordering Entity may request to conduct of the same and in such instance Commerce One shall fully reimburse the Ordering Entity for all resultant costs.


20.   ELECTRONIC DATA INTERCHANGE (EDI)

      BT or the Ordering Entity may wish to introduce EDI during the continuance of the Trading Agreement. Commerce One shall fully co-operate with BT or the Ordering Entity in any such initiative the costs of introducing EDI to be paid by the Ordering Entity

21.   ORDERING ENTITY ITEMS

      21.1 All Ordering Entity Items shall remain the property of the Ordering Entity. Commerce One shall return them to the Ordering Entity upon completion or termination of the Trading Agreement or relevant Order, or earlier reasonable request by the Ordering Entity. Commerce One shall keep the Ordering Entity Items, and (before their delivery to Ordering Entity) any items or things that are or have become the Ordering Entity's property ("Ordering Entity property"), in safe custody and good condition, set aside and clearly marked as Ordering Entity property. Commerce One shall be fully liable for any loss of or damage to Ordering Entity Items or Ordering Entity property.

      21.2 Upon receipt of the Ordering Entity Items, Commerce One shall satisfy itself that they are not defective or deficient for the purpose for which they are being provided, and within 14 days of receipt shall notify the Ordering Entity of any defects or deficiencies.

      21.3 Commerce One shall not, without the prior written consent of the Ordering Entity, use Ordering Entity Items for any purpose other than is necessary for the performance of the Trading Agreement, or allow any other party to use, take possession of, or have any rights or lien over Ordering Entity Items or Ordering Entity property.

      21.4 Without limiting the generality of Commerce One's obligations, Commerce One shall not have, and shall ensure that third parties shall not have, a lien on the Ordering Entity Items or Ordering Entity property for any sum due. Commerce One shall take all reasonable steps to ensure the title of the Ordering Entity and the exclusion of such lien are brought to the notice of all personnel dealing with any Ordering Entity Items or Ordering Entity property.

      21.5 In the event of any threatened seizure of any Ordering Entity Items or Ordering Entity property or in the event of Commerce One (or any personnel or Subsidiaries of Commerce One in possession of such Ordering Entity Items or property) going into receivership, administration or liquidation (or the equivalent of any of these) Commerce One shall:

              a)     Notify BT and the Ordering Entity immediately; and,

              b) Draw to the attention of the relevant official that Ordering Entity Items and Ordering Entity property are the property of the Ordering Entity and do not form part of Commerce One's assets; and,

              c) Allow BT and the Ordering Entity to enter Commerce One's premises or those of any Subcontractor where Ordering Entity Items or Ordering Entity property are stored and take possession of them.


22.   ASSIGNMENT AND SUBCONTRACTING

      22.1 Commerce One shall be wholly responsible for the performance of the Work and the actions and omissions of all Subcontractors for which Commerce One is responsible

      22.2 BT, Commerce One and any Ordering Entity shall not without the permission in writing of the other

              22.2.1     Assign or sub-contract the whole of the Trading
                         Agreement; or

              22.2.2 Assign or sub-contract part of the Trading Agreement except as is customary in the trade; or

              22.2.3 Assign or sub-contract any Order in whole or in part without the others permission in writing, provided, however that, notwithstanding the foregoing, Commerce One shall be able to assign this Trading Agreement to an entity acquiring all, or substantially all, of its assets or capital stock, provided that such entity is not a competitor of BT or any of its majority owned subsidiaries, in which case Commerce One shall be required to receive BT's consent to such assignment. In addition, Commerce One shall be able to use subcontractors to complete any Work under this Agreement or any Order.


23.   MISTAKES IN INFORMATION

      Both parties shall inform each other in writing of any mistakes in the Information, within a reasonable time of receipt.


24.   PROTECTION OF DOCUMENTS AND PROGRAMS

      24.1 Both parties shall take suitable precautions to protect documentation and Programs [and Foreground Information] generated or required for the Trading Agreement or Order against loss of any kind. Upon the release of any Programs or Documentation update a set of the latest Programs and documentation shall be stored by Commerce One in a safe location remote from Commerce One's normal work premises.

      24.2 Commerce One shall, if required by the Ordering Entity, enter an agreement with a neutral third party, acceptable to the Ordering Entity, to lodge with the third party copies of such Programs including source code and update them as necessary for release to the Ordering Entity in the event that Commerce One becomes unwilling or unable to support such Programs. Each party shall be responsible for its respective costs. Should the parties be unable to agree a mutually acceptable third party the services of Escrow International, UK shall be employed as a default option.

      24.3 In the event of either party being required to dispose of any Programs media during the course of any Work to be carried out under this Agreement he shall ensure that all such disposals are effected so as to give absolute protection to any of the other parties Information contained therein and to prevent any data falling into the hands of any third party.


25.   TITLE AND RISK

      25.1 Without prejudice to the Ordering Entity's right to reject under the Agreement or Order, the title in the Work shall pass to the Ordering Entity upon the earlier of delivery or Acceptance or the passing of risk or payment (including any part payment).

      25.2 Without prejudice to the Ordering Entity's right to reject under the Agreement or Order, risk shall pass from Commerce One to the Ordering Entity upon the later of, Acceptance, delivery or payment.


26.   INDEMNITY-GENERAL

      26.1 Without prejudice to any other rights or remedies available to either party, each party shall indemnify the other against all claims and proceedings, damages, costs and expenses arising or incurred in respect of:

              26.1.1 Death or personal injury of any other person to the extent arising as a result of the negligent acts or omissions of the other or the other's personnel or subcontractors in relation to the performance of the Trading Agreement or any Order thereunder; or

              26.1.2 Loss of or damage to any physical property to the extent arising as a result of negligent acts or omissions of the other or the other's personnel or subcontractors in relation to the performance of the Order; provided that this does not apply to any liability arising from defects in the Programs, Documentation, Foreground Information or Background Information.

              26.1.2 Any other direct loss or damage arising under or in connection with this Agreement.


27.   LIMITATION OF LIABILITY

      27.1 Neither BT, Commerce One or any Ordering Entity, in connection with this Agreement and any Order executed thereunder, shall be liable to the other in respect of any misrepresentation or in contract or in tort including, without limitation, negligence for:

              27.1.1 Any indirect or consequential loss, loss arising from third party claims, loss of revenue, loss of profits, loss of business or goodwill, loss of, damage to, corruption of or compromise of data, loss of use or any other economic loss; and

              27.1.2 Damages in excess of 1.5 times the aggregate sums paid and payable under this Agreement or the Orders accepted pursuant to this Trading Agreement.

      27.2    The limitations under Section 27.1 shall not apply in respect of:

              27.2.1 Death or personal injury, fraud or fraudulent misrepresentation; or

              27.2.2     The Intellectual Property Right Indemnities in
                         Section 19, provided, however, that in no event shall Commerce One be liable in excess of the limits detailed in Section 27.1.2 for patent claims in countries who have not agreed to abide by the General Agreement and Tariffs and Trade (GATT).

              27.2.3 Any liability of BT or Ordering Entity to pay any Order Price, charges and any other sums due to Commerce One under this Agreement.

28.   INSURANCE

      28.1 Commerce One shall provide satisfactory evidence of such insurances, at the customary coverage levels and conditions germane to the types of products and services being purchased, as BT or Ordering Entity may request before and during the term of the Trading Agreement, to include where appropriate, but not necessarily limited to:

              28.1.2     Employer's Liability Insurance;

              28.1.3     Third party liability insurance;

              28.1.4 Comprehensive general (third party) liability insurance;

              28.1.5     Professional liability insurance;

      This Condition shall not be deemed to limit in any way Commerce One's liability under the Trading Agreement.

      If Commerce One cannot provide evidence of insurances to BT or Ordering Entity, BT or Ordering Entity may arrange such insurances and recover the cost from Commerce One, subject to Commerce One's approval of the terms of such insurances.


29.    RECOVERY OF SUMS DUE

      Whenever a sum of money due to the Ordering Entity from Commerce One in relation to any Order or otherwise is not paid on the due date, it may be deducted from any sum then due, or which at any time thereafter may become due to Commerce One under the Order or any other contract with the Ordering Entity.

30.      PAYMENT

      30.1 In consideration of the licenses, products and services supplied by Commerce One pursuant to this Agreement, the Ordering Entity will pay to Commerce One the fees detailed in Schedule 2 or as agreed in any Order for Foreground Information.

              All fees are stated exclusive of value added tax but which shall be payable in addition by the Ordering Entity.

      30.2 All sums under this Agreement shall be payable by the Ordering Entity within 30 (thirty) working days of submission of a valid invoice (such invoice to be issued according to the terms of the relevant Order), whether such sums become due on the date of the relevant invoice from Commerce One or on the grant of any applicable license or sub-license.

31.      RECORDS INSPECTION

         The Ordering Entity shall maintain records of, and provide Commerce One within [30] days of the end of each month a list of all End Users to whom a sub-license (does this include resell) of the Programs or Program Documentation is granted by the Ordering Entity.


32.      SITES

      32.1 Commerce One shall at his own expense comply with all Site regulations applicable to the performance of the Order and take and comply with such other measures as may be reasonably necessary in respect of precautions for safeguarding all persons and property as may be affected by the performance of the Order.

      32.2 Where the Work is to be carried out on Site, the Ordering Entity shall provide such reasonable facilities as Commerce One may require to undertake the Work.

      32.3 The Ordering Entity and Commerce One shall agree such reasonable working hours as may be applicable to each Site.

      32.4 Commerce One shall agree and advise the Ordering Entity in writing of the dates and times on which it proposes to deliver any work to the Site, together with any specific requirements related to the work for each Site.

      32.5 Commerce One's personnel and SubContractor's personnel shall conform to all security, safety and Site regulations and such other local instructions, as may be notified by the Ordering Entity or where applicable, its End User, whilst on any Site.

      32.6 Commerce One shall be deemed to have examined the Sites. No claims from Commerce One for additional payment will be allowed on the grounds of misinterpretation of any matter relating to the Site, on which Commerce One could reasonably have satisfied itself, by a visit to the premises, reference to the Ordering Entity or such other means as may be appropriate.

      32.7 Commerce One shall give at least 10 working days notice in writing to the Ordering Entity of the proposed dates and times on which it proposes to deliver any Supplies or Commerce Ones Supplies to the Site.

      32.8 Commerce One shall upon dispatch of the Supplies or Commerce Ones Supplies to Site notify the Ordering Entity of details of the Supplies or Commerce Ones Supplies by means of a copy of the dispatch note or otherwise in writing.

      32.9 Commerce One shall deliver the Supplies to the Site and shall provide all equipment and labour for the conveyance and unloading of the Supplies on to the Site.

      32.10 No part of the Supplies or Commerce Ones Supplies shall be removed from the Site without the consent of the Ordering Entity.

      32.11 Other than any defective Work and Supplies Commerce One shall not remove Commerce One's Supplies before submitting Work for Acceptance, and, shall leave the Site clean and in good condition.

33.   EXPORT AND RE-EXPORT


      33.1 Commerce One will be responsible for compliance with all applicable national export control laws and regulations and agrees not to export, directly or indirectly, any Programs or Documentation where such export would cause a breach of either any such laws or regulations applicable to Commerce One or the Ordering Entity or of any export licence granted or applicable to Commerce One or the Ordering Entity.

Trading Agreement 658130                      Schedule 1 - Terms and Conditions





                                   SCHEDULE 1

                                    NOT USED.

Trading Agreement 658130                      Schedule 1 - Terms and Conditions


                                   SCHEDULE 2

                                    NOT USED.

Trading Agreement 658130                      Schedule 1 - Terms and Conditions


                                   APPENDIX A
                               COMMERCE ONE, INC.
                                       AND
                                       BT
                                   APPENDIX A
                        MAINTENANCE AND SUPPORT AGREEMENT



1.       DEFINITIONS.

This Agreement is entered into by and between C1 and BT in connection with that certain Software License Agreement executed by the parties of even date herewith (the "License Agreement"). Any capitalized term use herein and not otherwise defined herein shall have the meaning ascribed to such term in the Trading Agreement.

(a) "DESIGNATED INTERFACE" shall mean a mutually agreed to reasonable number of contact persons designated by BT who have been adequately trained in the C1 Software that will coordinate all Support requests to C1.

(b) "ERROR" shall mean a reproducible or demonstrable defect in the Software when operated on a Supported Environment which causes the Software not to operate substantially in accordance with the Documentation.

(c) "RESOLUTION" shall mean a modification or workaround to the Software provided by C1 to BT that resolves an Error, or an agreed upon action plan provided by C1 for resolving an Error to the extent C1 is performing in accordance with such action plan.

(d) "SUPPORT" shall mean the services provided by C1 pursuant to the terms of this Agreement.

(e) "SUPPORT HOURS" are as set forth in Section 2 of Exhibit A attached hereto.

(f) "SUPPORTED ENVIRONMENT" shall mean any hardware and operating system platform which C1 supports for use with the Software.

(g) "SOFTWARE" shall mean the current version and at least one (1) previous version of the Software (as defined in the License Agreement) in use by BT or a Permitted User.

(h) "TERM" shall mean the period specified in Section 2(a) of this Agreement as it may be amended or extended from time to time.

(i) "UPDATE" means a subsequent release of the Software which C1 generally makes available for Software licensees covered under support agreements at no additional license fee.

2.       TERM AND TERMINATION.

(a) TERM. The term of this Agreement shall be three (3) years from the Effective Date or as may be agreed in any Order or Special Commissioning Order.

         Use standard trading agreement terms

3.       SERVICES PROVIDED.

Trading Agreement 658130                      Schedule 1 - Terms and Conditions


(a) TELEPHONE SUPPORT. C1 will provide telephone support to a Designated Interface during the Support Hours. Telephone support will include the following:

(i)      CLARIFICATION OF FUNCTIONS AND FEATURES OF THE SOFTWARE;

(ii)     CLARIFICATION OF THE DOCUMENTATION;

(iii)    GUIDANCE IN OPERATION OF THE SOFTWARE;

(iv) ASSISTANCE IN IDENTIFYING AND VERIFYING THE CAUSES OF SUSPECTED ERRORS IN THE SOFTWARE; AND

(v)      ADVICE ON BYPASSING IDENTIFIED ERRORS IN THE SOFTWARE, IF REASONABLY
         POSSIBLE.

(b) RESOLUTION OF ERRORS. C1 will provide an initial response acknowledging Errors reported by BT in accordance with the severity levels and response times identified in EXHIBIT A ("Error Correction Severity Levels and Response Times") hereto. The parties hereto shall agree on the severity level assigned to a particular Error. Prior to the "Resolution Time" identified for a applicable severity level in Exhibit A, C1 shall provide a reasonable Resolution to the Error or shall provide a written plan for such resolution specifying a firm resolution date which is reasonably acceptable to BT. C1 will acknowledge each BT report of an Error by written acknowledgement. Notwithstanding any other provision of this Agreement, C1's obligation under this Agreement is to provide a Resolution to any Error in the Software

(c) TRAVEL EXPENSES. Maintenance and support services provided hereunder shall be provided at C1's principal place of business, or on site at C1's expense, as determined in C1's reasonable discretion. Should BT request that C1 send personnel to a Permitted User's site to resolve any Error in the Software when on site presence of C1 is not reasonably required to resolve the Error in an acceptable time period, BT shall pay C1's reasonable travel, meals and lodging expenses in accordance with the then-current C1 travel policy. Any such travel shall be subject to the reasonable availability of C1 personnel.

(d) EXCEPTIONS. C1 shall have no responsibility under this Agreement to fix any Errors to the extent such Errors are caused by or result from the following: (a) any modification of the Software (in whole or in part) by any party other than C1 or its contractors, or interaction of the Software with any BT Enhancement (as defined in the License Agreement), for which C1 has not received the source code and a license to incorporate such source code into the baseline Software pursuant to
         Section 5 of the Trading Agreement; (b) use of the Software in an environment other than a Supported Environment; (c) accident; unusual physical, electrical or electromagnetic stress; neglect; misuse; failure or fluctuation of electric power, air conditioning or humidity control; failure of media not furnished by C1; excessive heating; fire and smoke damage; operation of the Software with other media and hardware, or software or telecommunication interfaces not meeting or not operating in accordance with the manufacturer's specifications, or
         (d) any third party software not embedded in the Source Code of the Software. Any corrections performed by C1 for such Errors shall be made, upon the prior written agreement of the parties, at agreed upon time and material charges.

(e) ADDITIONAL C1 OBLIGATIONS RELATED TO SERVICES. C1 shall comply with the following requirements as to any services to be performed hereunder:

Trading Agreement 658130                      Schedule 1 - Terms and Conditions


(1)   Insurance. COVERED IN MAIN BODY OF AGREEMENT

(2) Independent Contractor Status. THROUGHOUT THE TERM OF THIS AGREEMENT C1 IS PROVIDING SERVICES TO BT AS AN INDEPENDENT CONTRACTOR. C1 SHALL FILE ALL FORMS AND MAKE ALL PAYMENTS NECESSARY OR APPROPRIATE TO PRESERVE OR SUPPORT SUCH INDEPENDENT CONTRACTOR TAX STATUS.

(3) C1 Personnel. C1 IS RESPONSIBLE FOR ALL EMPLOYEE-RELATED BENEFITS APPLICABLE TO C1'S PERSONNEL AND CONTRACTORS PERFORMING SERVICES UNDER THIS AGREEMENT. BT, ITS AFFILIATES OR ANY OTHER PERMITTED USER SHALL NOT BE OBLIGATED TO PROVIDE C1 PERSONNEL WITH EMPLOYEE BENEFITS OF ANY TYPE UNLESS OTHERWISE REQUIRED BY LAW. C1 IS RESPONSIBLE FOR WITHHOLDING FROM C1'S PERSONNEL'S WAGES, APPLICABLE PORTIONS OF FEDERAL, STATE AND LOCAL TAXES AND ASSESSMENTS AS REQUIRED BY LAW.

(f) PROCEDURES. Within thirty (30) days of the Effective Date of this Agreement, the parties shall agree upon written procedures for the logistical provision of Support under this Agreement.

4.       UPDATES.

(a) C1 will provide Updates for the Software as and when developed for general release in C1's sole discretion. C1 shall support the most current Update and the two (2) immediately preceding release. Each Update will consist of a set of programs and files made available on machine-readable media and will be accompanied by Documentation adequate to inform BT of the problems resolved and any significant operational differences resulting therefrom. Any Update provided hereunder shall, upon delivery to BT, be deemed by the parties to become part of the Software for purposes of this Agreement.

5.       BT RESPONSIBILITIES.

(a) SUPERVISION AND MANAGEMENT. BT is responsible for undertaking the proper supervision, control and management of its use of the Software, including, but not limited to assuring proper Supported Environment configuration, Software installation and operating methods.

(b) TRAINING. BT is responsible for proper training of all appropriate personnel in the operation and use of the Software and associated equipment.

(c) DESIGNATED INTERFACE. BT shall from time to time designate to C1 in writing an individual or group to serve as the Designated Interface with C1 for the Support.

(d) ACCESS TO PERSONNEL AND EQUIPMENT. BT shall provide C1 with reasonable access to BT's personnel and its equipment during Support Hours. This access must include the ability to dial-in to the equipment on which the Software are operating and to obtain sufficient access to the equipment to perform C1's obligations. C1 will inform BT of the specifications of the reasonable modem equipment and associated software needed, and BT will be responsible for the costs and use of said equipment.

6.       SUPPORT FEES.

Trading Agreement 658130                      Schedule 1 - Terms and Conditions


(a) SUPPORT FEES. Support is provided during the term hereof at an annual rate of 18% of net software license fees paid to C1. These fees shall be adjusted according to revenues associated with MarketSite Support and Maintenance provided by BT as the UK MarketSite Operator as negotiated by the parties. Support is provided to BT or Permitted Users that obtain such support through BT; provided Permitted Users shall only use the Support provided hereunder in connection with the licenses granted pursuant to the License Agreement.

(b) EXPENSES. Any expenses or other charges payable by BT in accordance with Sections 3(c) and 3(d) hereof shall be invoiced no more frequently than monthly. Undisputed charges shall be paid by BT within thirty (30) days of BT' receipt of an invoice. C1 shall accommodate BT' reasonable requests regarding the content of, and process for submitting, invoices to facilitate prompt payment.

Trading Agreement 658130                      Schedule 1 - Terms and Conditions


                                    EXHIBIT A

                       C1 MAINTENANCE AND SUPPORT POLICIES



1.       DESCRIPTION

Maintenance programs commence at the expiration of the warranty period. BT shall receive a combination of 12 x 5 operation support with 24 x 7 for mission critical response ("down condition").

2.       HOURS OF OPERATIONS

                          Monday to Friday 7AM to 7PM PST for operational support 24 x 7 on call pager support for "customer down" situations 24 x 7 scheduled customer content update assistance

3.       CONTACTING SUPPORT

Home Page:                          http://support.commerceone.com
800 Hotline Support Number          800 949-8939
Fax Number                          (925) 941- 6060
Email                               csc@commerceone.com

4.       SUPPORT DESCRIPTIONS

Unlimited phone support during operational hours in the following areas: product functionality, documentation questions, tips/suggestions/workarounds, bug reporting, and upgrade/update releases; 24 x 7 (scheduled) support and assistance in updating catalog and or suppliers; 24 x 7 emergency support (via paging service). C1 will support BT on a 2nd line or backline basis unless mutually agreed.

Unlimited 24 x 7 web access for submitting problem reports or checking status of previous reported issues.

Unlimited 24 x 7 web access for FAQ and self-help Knowledge Base systems.



5.    RESPONSE AND RESOLUTION TIMES

      5.1 Commerce One shall correct all faults in the Software notified by BT and shall provide BT with all such documentation as may be necessary to reflect changes to the Software.

      5.2 Upon receipt of BT's request for support and/or rectification of a fault Commerce One shall promptly commence work on such request so as to achieve the timescales for

Trading Agreement 658130                      Schedule 1 - Terms and Conditions


              support and rectification of faults detailed in paragraph 3.3.

      5.3     (a)    PRIORITY CODE A: Software down and cannot be brought up
                     or Software failing once or more a day causing serious disruption for BT-Commerce One shall commence work on the problem and/or rectification of the fault immediately upon receipt of notification by BT and shall continue the work until the problem is resolved and/or the fault is rectified. Commerce One shall use its best endeavours to resolve a Priority Code A problem and or by-pass or rectify a priority Code A fault within two (2) hours of receipt of report from BT of the said problem or fault.

              (b) PRIORITY CODE B: Software failing regularly or problems occurring whenever a specific facility or function is invoked or if Development is halted - Commerce One shall use all reasonable endeavours to resolve a Priority Code B problem and/or rectify a Priority Code B fault within four
                     (4) hours of receipt of report from BT of the said problem or fault. In the event that Commerce One shall fail to meet the four (4) hour timescale for resolution of problem or rectification of fault BT may at its discretion escalate the said problem or fault from Priority Code B to Priority Code A.

              (c) PRIORITY CODE C: Problems/failures occur occasionally but can be circumvented without undue difficulty or disruption to BT's operation - Commerce One shall use all reasonable endeavours to resolve a Priority Code C problem and/or rectify a Priority Code C fault within 5 days of receipt of report from BT of the said problem or fault.

      2.4 Commerce One shall carry out such modifications, amendments and enhancements to the Software as BT may request from time to time.


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                                                          LEVEL OF SEVERITY

------------------------------ ------------------------- ---------------------- -----------------------
ESCALATION LEVEL               CATEGORY A                CATEGORY B             CATEGORY C
------------------------------ ------------------------- ---------------------- -----------------------
Commerce One Help-Desk         Formal notification of    Formal notification    Formal notification
                               problem or fault          of problem or fault    of problem or fault
------------------------------ ------------------------- ---------------------- -----------------------
Commerce One Help-Desk         Within 2 hours of BT      Within 4 hours of BT   Within 5 working days
Supervisor                     reporting the problem     reporting the          of BT reporting the
                               or fault unless a fix     problem or fault       problem or fault
                               is scheduled              unless a fix is        unless a fix is
                                                         scheduled              scheduled
------------------------------ ------------------------- ---------------------- -----------------------

Trading Agreement 658130                      Schedule 1 - Terms and Conditions

------------------------------ ------------------------------------------------------------------------

                                                          LEVEL OF SEVERITY

------------------------------ ------------------------- ---------------------- -----------------------
ESCALATION LEVEL               CATEGORY A                CATEGORY B             CATEGORY C
------------------------------ ------------------------- ---------------------- -----------------------
Commerce One Project Manager   Within 4 hours of BT      Within 1 working       Within 14 working
                               reporting the problem     days of BT reporting   days of BT reporting
                               or fault unless a fix     the problem or fault   the problem or fault
                               is scheduled              unless a fix is        unless a fix is
                                                         scheduled              scheduled
------------------------------ ------------------------- ---------------------- -----------------------
Commerce One Director          Within 12 hours of BT     Within 3 working       -
                               reporting the problem     days of BT reporting
                               or fault unless a fix     the problem or fault
                               is scheduled              unless a fix is
                                                         scheduled
------------------------------ ------------------------- ---------------------- -----------------------
Escrow Trigger                 24 hours                  5 working days
------------------------------ ------------------------- ---------------------- -----------------------

                  All deadlines in the table relate to the date and time of the original fault report call. Commerce One will respond to BT problems or faults within the timescales stated in Section 4.3 unless the above escalation procedure is invoked. It will be the responsibility of Commerce One to notify BT that the escalation has occurred, and to specify the level of escalation.

Trading Agreement 658130                      Schedule 1 - Terms and Conditions


                                APPENDIX B

                        OFFICIAL ORDER COVER SHEET

This Order (which comprises this Official Order Cover Sheet and attendant documents referenced below) is subject to the terms and conditions of the BT / Commerce One Trading Agreement 658130 dated December 8th, 1998. Should the terms and conditions of this Order conflict with or vary from those of the Trading Agreement then the Trading Agreement shall take precedence; however variations that are clearly and explicitly set out in the Variation to Trading Agreement section of this Order shall take precedence over those terms set forth in the Trading Agreement.

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ORDERING ENTITY:
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POINT OF CONTACT:
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ADDRESS:
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POSTCODE:
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STATE WHETHER ORDER IS A COMMERCIAL SERVICE LICENCE (REFERRED TO IN SECTION             YES / NO
5.2.2 OF THE TRADING AGREEMENT
---------------------------------------------------------------------------------- --------------------------
STATE WHETHER ORDER IS A SPECIAL COMMISSIONING ORDER (REFERRED TO IN SECTION            YES / NO
5.8 OF THE TRADING AGREEMENT)
---------------------------------------------------------------------------------- --------------------------

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ORDER NO:
------------------------------------------- -----------------------------------------------------------------
QUOTATION NO:
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PRICE AND CURRENCY:
------------------------------------------- -----------------------------------------------------------------

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DELIVERY ADDRESS:
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POST CODE:
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INVOICE ADDRESS IF FROM ABOVE:
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POST CODE:
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WORK REQUIRED AND TIMESCALES (INCLUDING
REFERENCES TO ANY APPENDED DOCUMENTS)*



------------------------------------------- -----------------------------------------------------------------
*WHERE THE QUOTATION AND OR SPECIFICATION ARE NOT ATTACHED TO THIS DOCUMENT THEN
THE WORK REQUIRED AND TIMESCALES SHOULD BE IDENTIFIED.
------------------------------------------------------- -----------------------------------------------------
VARIATION TO TRADING AGREEMENT

------------------------------------------------------- -----------------------------------------------------
Authorised Signatures
------------------------------------------------------- -----------------------------------------------------
ORDERING ENTITY                                         COMMERCE ONE
------------------------------------------------------- -----------------------------------------------------
NAME:                                                   NAME:
------------------------------------------------------- -----------------------------------------------------
SIGNATURE:                                              SIGNATURE:
------------------------------------------------------- -----------------------------------------------------
DATE:                                                   DATE:
------------------------------------------------------- -----------------------------------------------------

Trading Agreement 658130                      Schedule 1 - Terms and Conditions


                                   APPENDIX C

                            CONFIDENTIALITY AGREEMENT

         IMPORTANT NOTE: This form must be completed by all non-BT people who are to undertake work for BT before they have access to BT information or BT computer systems.

         You may, as a supplier or as an employee or subcontractor of a supplier to British Telecommunications plc (BT), have access to BT information or BT computer systems.

         BT requires you:

- to keep all BT information (whether or not it is marked "NOT TO BE SHOWN OUTSIDE BT", "IN CONFIDENCE", or "IN STRICTEST CONFIDENCE") confidential and not to disclose it, unless you first have BT's written permission.

     - if you have access to BT customer or personal information, to comply with the provisions of the Data Protection Acts 1984 and 1998 and only to process, transfer or remove such information in accordance with BT's instructions.

- to access BT computer systems and BT electronic information only to the extent you have been authorised to do so. Unauthorised access may result in your being prosecuted under the Computer Misuse Act 1990.

- to access and use BT computer systems and BT information only as is necessary to do your job properly.

- to comply with other BT instructions and security policies that may be notified from time to time.


If you are in any doubt as to these requirements or the policies of BT Group Security, further advice and information can be obtained from your BT contact. One copy of this form must be signed and delivered to your BT contact before you start work, and the other retained by you.

PERSONAL DECLARATION

I have read and understand the above requirements and agree to be bound by them.


Signed .............................................       Date: ..............

Print full name and home address:

 ....................................................
Name

 ....................................................
Address

Trading Agreement 658130                      Schedule 1 - Terms and Conditions



 ..........................................................



 ..........................................................

Trading Agreement 658130                      Schedule 1 - Terms and Conditions


                                   APPENDIX D

         BT CODE OF PRACTICE ON THE DISCLOSURE OF CUSTOMER INFORMATION.


    BT Code of Practice on the Disclosure of Customer Information by BT Supplemental Services Business.

INTRODUCTION

1. British Telecommunications plc (BT) operates under a licence granted by the Secretary of State for Trade and Industry under Section 7 of the Telecommunications Act 1984 (the Licence).

2. Conditions 38 and 38A of the Licence oblige BT to produce Codes of Practice for use by those of its employees engaged in the Systems Business and those of its employees engaged in the Supplemental Services Business respectively. This Code is in relation to the Supplemental Services Business and is intended to protect information about a customer acquired in the course of the Supplemental Services Business so as to prevent the use of such information to obtain an unfair advantage. For example, information that a customer has contracted for value added services or data services should not be passed without the customer's consent outside of the Supplemental Services Business to help create a further selling opportunity for apparatus or systems. A separate Code of Practice has been issued in respect of the Systems Business.

3. The Code, which has been agreed by the Director General of Telecommunications, is without prejudice to any other legal obligations of BT towards its customers.

4. BT has an obligation under Condition 38A to take all reasonable steps to ensure that the terms of the Code are followed by employees in the Supplemental Services Business. All other BT employees must co-operate with those in the Supplemental Services Business to ensure that the Code is respected. Instructions for BT employees in the Supplemental Services Business follow below.

5. In accordance with Condition 38A, this Code deals with the disclosure of information and does not deal with the possibility of unfair advantage arising from the use of information by a person who works for the Supplemental Services Business and obtains information in that capacity and at the same time works for other Businesses such as Systems or Apparatus Supply. However, BT has established guidelines for its employees about fair trading practices and under those guidelines employees who receive information in their capacity for the Supplemental Services Business and, for example , as part of the same transaction make a sale of apparatus are required to inform customers that they can obtain apparatus from competitors if they wish to do so.

6. Disclosure of certain information about the use made of public telecommunication systems otherwise than in the course of duty may also be a criminal offence under Section 45 of the Telecommunications Act 1984 (as replaced by Schedule 2 to the Interception of Communications Act 1985).

Trading Agreement 658130                      Schedule 1 - Terms and Conditions


THE CODE

WHAT IS SUPPLEMENTAL SERVICES BUSINESS

7. 'Supplemental Services Business' is defined within Condition 18 of the Licence. Broadly, it is:

    - the provision of any service which could have been provided on 1 April 1987 under and in accordance with the Class Licence for the running of telecommunication systems providing value added and data services granted by the Secretary of State on 1 April 1987, (effectively any service provided by BT which could be provided by a competitor under the Class Licence for value added and data services), together with

    - activities such as installation, maintenance, adjustment, repair, alteration, moving, removal or replacement of any apparatus comprised in any of BT's systems used, wholly or partly, for providing those services.

8. This Code of Practice applies to all customer information which is acquired by BT in the provision of telecommunication services for a consideration in the course of its Supplemental Services Business. This may include details of the customer's telecommunication and computing systems provided to enable compatible connections with BT's systems, or details of services with which the customer is being provided.

9. Where BT acquires any customer information to which this Code applies it must be assumed that the information has been supplied or gained in confidence. This information must not be disclosed outside the Supplemental Services Business without the customer's recorded prior consent. A customer shall only be held to have given such consent where that consent was given by way of a specific response to a request by BT. Information may be passed to persons within that part of BT also dealing with the provision of telecommunication services without the customer's prior recorded consent, for the internal purposes of BT, where those persons have a valid operational requirement for the information. In such cases its status as confidential information must be made clear to the recipient and such recipients must be made aware of their responsibilities under this Code.

10. Those responsible for collecting and storing confidential customer information must ensure that it is kept confidential, and that it is not disclosed to any BT employee except as permitted by paragraph 9 above subject to the exceptions below.

      EXCEPTIONS

11.   There are five exceptions to the normal procedure described above.

        a) In the investigation of any criminal offence or as specifically permitted by law. BT discloses information without customer consent where necessary in the

Trading Agreement 658130                      Schedule 1 - Terms and Conditions


             prevention or detection of a criminal offence, in the interests of national security or as specifically permitted by law, e.g. for the purpose of any criminal proceedings;

        b) Accounts; details of a customer's individual account may be disclosed by any BT employee without that customer's consent when the disclosure falls within the exceptions listed in (a) above or is in the course of his duty in the Supplemental Services Business. For example to the extent necessary to avoid bad debts or as required by auditors.

        c) Information already in the public domain or which has been supplied to BT in order to be published may be disclosed without customer consent.

        d) Statistical information derived from customers' records may be passed outside the Supplemental Services Business only if the customer concerned cannot be identified from the information.

        e) Information for the purpose of complying with BT's obligations under the Licence may be disclosed without specific customer consent.

      COMPLYING WITH THE CODE

12. BT will take all reasonable steps to ensure that those engaged in the Supplemental Services Business, or involved in handling customer accounts, read this Code and understand it. If in any doubt about how to apply the Code, employees should consult their manager for advice.

13. Observance of this Code is mandatory and Senior Management attach the greatest importance to compliance with it at all times.